Exhibit 99.1

[GRAPHIC OMITTED]          Marvel will host a webcast today for all investors at
                           9:00 a.m. EDT available at: www.marvel.com or www.fulldisclosure.com

               MARVEL REPORTS 2004 EPS OF $1.10, REFLECTING STRONG
                   GLOBAL DEMAND FOR ALL ITS CHARACTER BRANDS

         - Marvel Maintains 2005 EPS Guidance Range of $1.07 to $1.12 -

New York, New York - March 7, 2005 -- Marvel Enterprises, Inc. (NYSE: MVL), a global entertainment and licensing company, today reported operating results for the fourth quarter and year ended December 31, 2004.

Q4 2004 Highlights:
o Net sales and operating income increased primarily due to contributions from Marvel's joint venture (JV) with Sony for Spider-Man movie merchandising and to improved international licensing revenues.
o A shift towards revenues in licensing in Q4 2004 led to company-wide operating margin of 41% compared to 31% in the prior year period.
o A previously recorded valuation allowance associated with state and local NOL carryforwards was eliminated, resulting in a non-cash, non-recurring credit to income tax of approximately $6.2 million ($0.06 per share), reducing the Q4 2004 income tax rate to 12.7%.
o   4Q 2004 reported EPS of $0.27 as compared to $0.12 in the prior year period.

Marvel's Chairman, Morton Handel, commented, "Our strong 2004 operating results continue to reflect the expanding global power of the Marvel brand and an increase in consumer and media products based on our characters. Our consumer product division made tremendous progress during the year in further enhancing our portfolio of licensing relationships. This continuation of our category consolidation strategy, which focuses on teaming with leading partners, improves retail support and long-term sales potential. Of note, Marvel's growing global consumer brand supported a 100% increase in international licensing revenue contributions, to $28 million in 2004.

"Additionally, Marvel continues to make strides in extending our development pipeline for entertainment projects. In light of our success and the increased value of our brand, Marvel has been able to improve the economic terms for new media and consumer product projects. The Company is also moving aggressively into the animated television and DVD markets to increase the support for our brands on a worldwide basis.

"In publishing, following our previously stated strategic goals, we are entering new retail channels. Marvel recently reached a distribution agreement with 7-Eleven convenience stores to introduce marvel comic books, which are specifically designed and targeted at the important children demographic. Finally, our toy division's performance was acknowledged as it was named Wal-Mart's `Import Vendor of the Year' for 2004."

Commencing with Q4 2004, for all periods presented, Marvel has reclassified the revenue and related costs generated from its license and agency agreements with Toy Biz Worldwide LTD (TBW) from the licensing division to the Toy division, which is reflected in the tables below. A complete table

Marvel Enterprises Q4 2004 Results, 3/7/05                           page 2 of 9


reconciling the reclassification of TBW contributions for the periods shown below is presented at the end of this release.

------------------------------------------------------------------------------------------
                      Marvel Enterprises, Inc.
                 Segment Net Sales/Operating income
                       (dollars in thousands)
------------------------------------------------------------------------------------------
                                         Three Months Ended        Twelve Months Ended
                                            December 31,               December 30,
                                              2004        2003         2004          2003
------------------------------------- ------------------------- --------------------------
 Licensing:    Net Sales                   $56,656     $29,981     $214,734      $124,449
------------------------------------- ------------- ----------- ------------ -------------
               Operating Income             34,251      10,204      152,726        83,227
------------------------------------- ------------- ----------- ------------ -------------
 Publishing:   Net Sales                    22,069      18,955       85,943        73,255
------------------------------------- ------------- ----------- ------------ -------------
               Operating Income             11,621       7,189       37,272        25,442
------------------------------------- ------------- ----------- ------------ -------------
 Toys:         Net Sales                    21,767      36,811      212,791       149,922
------------------------------------- ------------- ----------- ------------ -------------
               Operating Income              2,860      14,318       58,144        77,905
------------------------------------- ------------- ----------- ------------ -------------
 Corporate Overhead:                       (7,377)     (5,126)     (23,729)      (19,352)
------------------------------------- ------------- ----------- ------------ -------------
  TOTAL NET SALES                          100,492      85,747      513,468       347,626
------------------------------------- ------------- ----------- ------------ -------------
  TOTAL OPERATING INCOME                    41,355      26,585      224,413       167,222
------------------------------------- ------------- ----------- ------------ -------------

Segment Review:
o Licensing Segment net sales increased 89% to $56.7 million in Q4 2004 primarily due to significantly improved contributions from, and the consolidation of, the joint venture with Sony for Spider-Man movie merchandising, as well as contributions from international licensing operations. Q4 2004 net licensing sales include approximately $29.2 million in gross sales recognized as a result of the consolidation of the JV, compared to the year ago period in which Marvel's portion of the JV's results of $2.4 million were recorded as equity in net income of the joint venture. International licensing net sales, excluding JV activity, increased more than 168% year-over-year to $9.9 million in Q4 2004 as Marvel's new international offices continued to leverage global marketing momentum.

-----------------------------------------------------------------------------------
                  Marvel Enterprises, Inc.
                 Licensing Sales by Category
                   (dollars in thousands)
-----------------------------------------------------------------------------------
            (in thousands)              Three Months Ended     Twelve Months Ended
                                        12/31/04  12/31/03     12/31/04   12/31/03
                                        --------  --------     --------   --------
-----------------------------------------------------------------------------------
Apparel and accessories                  $14,539   $11,693      $78,798    $39,218
-----------------------------------------------------------------------------------
Entertainment (including studios,
themed attractions and electronic
games)                                    26,347     8,250       62,296     50,589
-----------------------------------------------------------------------------------
Toy Royalties                              7,433     4,230       34,217     14,946
-----------------------------------------------------------------------------------
Other (Domestics, food and other)          8,337     5,808       39,423     19,696
-----------------------------------------------------------------------------------
Total                                    $56,656   $29,981     $214,734   $124,449
-----------------------------------------------------------------------------------

    Total licensing operating expenses remained flat at $22.4 million in Q4 2004 compared to $22.1 million in the prior-year period. Accounting for Sony's minority interest in the Spider-Man movie merchandising joint venture as royalty expense, licensing operating income in the quarter would have been $27.6 million and operating margins for the licensing segment would have been 49% in Q4 2004 compared to 34% in Q4 2003.

Marvel Enterprises Q4 2004 Results, 3/7/05                           page 3 of 9

o Marvel's Publishing Segment net sales rose 16% to $22.1 million due to strength in core comic and trade paperbacks as well as growth in new mass-market retail chains. Marvel experienced slight increases in both the number of comic book titles shipped and the average circulation per title in Q4 2004 compared to the prior year period. Excluding the benefit of reductions in reserves, operating income in Q4 2004 would have been $9.9 million, an operating margin of 44%, compared to an operating margin of 38% in the prior-year period.

o Marvel's Toy Segment net sales decreased 41% to $21.8 million from the prior-year period primarily due to decreased sales of action figures and accessories based on the Lord of The Rings franchise and The Hulk movies. Spider-Man movie toy sales were $14.2 million in Q4 2004 compared with sales of $11.3 million in Q4 2003. As previously disclosed, a planned increase in advertising and promotion expense ahead of the 2004 holiday season, coupled with lower sales volumes, resulted in a year-over-year decline in the operating margins for the toy division from 39% in Q4 2003 to 13% in Q4 2004. Full year 2004 sales of Spider-Man movie toys were $175.3 million, slightly ahead of guidance of $160 million to $170 million. Marvel toy inventory was only $1.3 million at year-end.

-----------------------------------------------------------------------------------
            (in thousands)             Three Months Ended     Twelve Months Ended
                                       12/31/04  12/31/03     12/31/04   12/31/03
                                       --------  --------     --------   --------
-----------------------------------------------------------------------------------
Marvel Toy Net Sales                     $17,357   $25,878     $197,604    $85,167
-----------------------------------------------------------------------------------
Master Toy License:
-----------------------------------------------------------------------------------
    - Toy Royalties                        2,450     5,140        9,298     29,579
-----------------------------------------------------------------------------------
    - Fees for services rendered           1,960     5,793        5,889     35,176
-----------------------------------------------------------------------------------
Total Toy Segment                        $21,767   $36,811     $212,791   $149,922
-----------------------------------------------------------------------------------

o Corporate Overhead, which included a $4.0 million charge for the early termination of the Company's lease for its corporate office space and a credit for insurance collections of $5 million, was $7.4 million in Q4 2004 compared to $5.1 million in the prior year period. Marvel's new lease will generate annual savings of approximately $1.5 million per year.

Balance Sheet Update:
After common stock repurchases totaling $58 million in 2004, Marvel had cash and cash equivalents of $205 million as of December 31, 2004. During the fourth quarter of 2004, Marvel repurchased approximately 1 million shares for a total consideration of $14.4 million (average price of $13.96 per share). As of March 4, 2005, Marvel continues to have $42.0 million available under its initial repurchase authorization.

Marvel Enterprises Q4 2004 Results, 3/7/05                           page 4 of 9

 -------------------------------------------------------------------------------------------------

                                           Marvel Studios
                  (Development and release dates are controlled by Movie Studios)

 -------------------------------------------------------------------------------------------------

 Marvel Character Feature Film Line-Up For 2005
 ------------------------------- ------------------- ---------------------------------------------
 Film/Character                  Studio/Distributor  Status
 ------------------------------- ------------------- ---------------------------------------------
 Elektra                         New Regency/ Fox    Released Jan. 14, 2005
 ------------------------------- ------------------- ---------------------------------------------
 Fantastic Four                  Fox                 July 8, 2005 release (1)
 -------------------------------------------------------------------------------------------------

 Marvel Character Feature Film Development Pipeline (Partial List)
 -------------------------------------------------------------------------------------------------
 Character/Property              Studio/Distributor  Status
 ------------------------------- ------------------- ---------------------------------------------
 X-Men 3                         Fox                 Summer, 2006 release (1)
 ------------------------------- ------------------- ---------------------------------------------
 Ghost Rider                     Sony                Script, Director, Filming started, Slated
                                                     for 2006
 ------------------------------- ------------------- ---------------------------------------------
 Iron Man                        New Line Cinema     Script, Targeted for 2006
 ------------------------------- ------------------- ---------------------------------------------
 Luke Cage                       Sony/Columbia       Script, Director, Targeted for 2006
 ------------------------------- ------------------- ---------------------------------------------
 The Punisher 2                  Lions Gate          Writer, Director, Targeted for 2006
 ------------------------------- ------------------- ---------------------------------------------
 Deathlok                        Paramount           Script, Director, Targeted for 2006
 ------------------------------- ------------------- ---------------------------------------------
 Spider-Man 3                    Sony/Columbia       Director, May 4, 2007 release
 ------------------------------- ------------------- ---------------------------------------------
 Namor                           Universal Pictures  Script, Targeted for 2007
 ------------------------------- ------------------- ---------------------------------------------
 The Hulk 2                      Universal Pictures  Development, Targeted for 2007
 ------------------------------- ------------------- ---------------------------------------------
 Wolverine                       Fox                 Development, Targeted for 2007
 -------------------------------------------------------------------------------------------------

 Marvel Character Feature Film Projects in Development
 Ant-Man, Black Panther, Captain America, Nick Fury, Silver Surfer, Thor
 -------------------------------------------------------------------------------------------------

 Marvel Character Animated Direct-to-Video Projects in Development
 -------------------------------------------------------------------------------------------------
 Partnership with Lions Gate to develop, produce and distribute original animated DVD features. Four projects in 2D/3D format are in development with the first release slated for 2006. Characters include: The Avengers 1, The
 Avengers 2 and Iron Man.
 -------------------------------------------------------------------------------------------------

 Marvel Character Animated TV Projects in Development
 -------------------------------------------------------------------------------------------------
 Partnership with Antefilms Distribution to produce an original animated television series based on the Fantastic Four. 26, thirty-minute 2D/3D animated episodes are planned with initial TV airings in 2006.
 -------------------------------------------------------------------------------------------------

 Marvel Character Live Action TV Projects in Development
 -------------------------------------------------------------------------------------------------
 Blade and Brother Voodoo are two Marvel characters that are in development.
 -------------------------------------------------------------------------------------------------
(1) Represents a change from the previously supplied schedule

 -------------------------------------------------------------------------------------------------

                                  2005 Video Game Release Schedule
                       (Release dates are controlled by Publishing partners)
 -------------------------------------------------------------------------------------------------
 Publisher                       Character                  Release
 ------------------------------- -------------------------- --------------------------------------
 Activision                      Spider-Man & Friends       Q1 2005
 ------------------------------- -------------------------- --------------------------------------
                                 Fantastic Four             Q2 2005
 ------------------------------- -------------------------- --------------------------------------
                                 Ultimate Spider-Man        Q3 2005
 ------------------------------- -------------------------- --------------------------------------
                                 X-Men Legends II           Q4 2005
 ------------------------------- -------------------------- --------------------------------------
 Electronic Arts                 Marvel versus EA           Q4 2005
 ------------------------------- -------------------------- --------------------------------------
 THQ Inc                         Punisher                   Q1 2005
 ------------------------------- -------------------------- --------------------------------------
 Vivendi Universal               Hulk: Ultimate
                                 Destruction                Q3 2005
 ------------------------------- -------------------------- --------------------------------------

Marvel Enterprises Q4 2004 Results, 3/7/05                           page 5 of 9

Q1 2005 financial guidance: Q1 2005 results are expected to benefit from continued strength in Spider-Man 2 movie merchandise licensing, domestic renewals and international licensing. Net sales derived from the licensing segment for the first quarter are expected to be approximately 65% - 70% of total net sales with operating margins in this segment of roughly 65% - 70%. After this quarter, Marvel will only be providing updates on annual guidance.

-------------------------------------------------------------------------------------------------------
Marvel Enterprises, Inc.
---------------------------------------- --------------- --------------- --------------- --------------
                                             Q1 2005     Q1 2004 Results      2005           2004
(in millions - except per share amounts)     Guidance      (Unaudited)    Guidance (1)      Results
---------------------------------------- --------------- --------------- --------------- --------------
Net sales                                  $88 - $98          $122        $370 - $390        $513
---------------------------------------- --------------- --------------- --------------- --------------
Net income (2)                             $29 - $34          $31         $120 - $126        $125
---------------------------------------- --------------- --------------- --------------- --------------
EPS attributable to common stock (2)     $0.25 - $0.29       $0.27       $1.07 - $1.12       $1.10
---------------------------------------- --------------- --------------- --------------- --------------

(1) Previous 2005 guidance ranges were provided in the Company's October 28, 2004 release.
(2) 2004 full year net income and EPS attributable to common stock include one-time charges of approximately $12 million associated with the early redemption in June 2004 of the Company's 12% Senior Notes due 2012.

2005 Guidance and Drivers: Marvel reiterated its previously provided 2005 financial guidance ranges even though the company has added incremental costs for the expense of options in the second half of 2005 that are required by FASB Statement Number 123R. Classifying Toy Biz Worldwide income in the toy division, the licensing division is now expected to generate roughly 50% of total sales for the year with operating margins ranging between 60% - 70%. Some planned advertising for the Fantastic Four brand is included in the licensing and toy divisions. The following are expected to be some of the key factors in Marvel's 2005 financial performance and are reflected in the Company's financial guidance range.

    o   Ongoing contributions from the Spider-Man 2 feature film.
    o Contributions from the syndication of the first Spider-Man feature film as well as an advance for the Spider-Man movie expected to release in 2007.
    o Approximately $20 million in license revenue to be derived from the Spider-Man joint venture.
    o The Fantastic Four movie release and related licensing, as well as licensing associated with other entertainment projects slated for 2005 or thereafter, noted in the table above.
    o An estimated $80 million of wholesale sales of Fantastic Four toys by our master toy licensee.
    o Domestic license renewals, including category consolidation efforts, which should exceed $60 million.
    o Domestic licensing overages of $35 million (compared to $37 million in 2004).
    o   International licensing revenues in excess of $30 million.
    o   Modest top line and bottom line growth from the publishing division.
    o The benefit of interest income versus interest expense incurred in 2004, coupled with a lower average fully diluted share count, reflecting stock repurchases in 2004.
    o Additional expense of $4 million in the second half related to the new accounting required for stock options.

Marvel cautions investors that inherent variability in the timing of license opportunities and entertainment events, the timing of their revenue recognition, and their relative success contribute to sequential and year-over-year variability in its interim financial results and could have a material impact on quarterly results as well as Marvel's ability to achieve the financial performance included in its financial guidance.

About Marvel Enterprises
With a library of over 5,000 proprietary characters, Marvel Enterprises, Inc. is one of the world's most prominent character-based entertainment companies. Marvel's operations are focused in three areas: entertainment (Marvel Studios) and licensing, comic book publishing and toys. Marvel facilitates the creation of entertainment projects, including feature films, DVD/home video, video games and television based on its characters and also licenses its characters for use in a wide range of consumer products and services including apparel, collectibles, snack foods and promotions. Marvel's characters and plot lines are created by its publishing segment that continues to expand its leadership position in the U.S. and worldwide while also serving as an invaluable source of intellectual property.

Marvel Enterprises Q4 2004 Results, 3/7/05                           page 6 of 9

Except for any historical information that they contain, the statements in this news release regarding Marvel's plans are forward-looking statements that are subject to certain risks and uncertainties, including a decrease in the level of media exposure or popularity of Marvel's characters, financial difficulties of Marvel's major licensees, delays and cancellations of movies and television productions based on Marvel characters, poor performance of major movies based on Marvel characters, toy-production delays or shortfalls, continued concentration of toy retailers, toy inventory risk, significant appreciation of Chinese currency against other currencies and the imposition of quotas or tariffs on products manufactured in China. These and other risks and uncertainties are described in Marvel's filings with the Securities and Exchange Commission, including Marvel's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Marvel assumes no obligation to publicly update or revise any forward-looking statements.

For further information contact:
--------------------------------
Matt Finick                                 Richard Land, David Collins
Marvel Enterprises                          Jaffoni & Collins
212/576-4035                                212/835-8500
mfinick@marvel.com                          mvl@jcir.com

Marvel Enterprises Q4 2004 Results, 3/7/05                           page 7 of 9

                            MARVEL ENTERPRISES, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                            AND COMPREHENSIVE INCOME
                      (In thousands, except per share data)
                                   (unaudited)

                                                                    Three Months                Twelve Months
                                                                 Ended December 31,           Ended December 31,

                                                                 2004          2003          2004            2003
                                                                 ----          ----          ----            ----
Net sales                                                       $100,492       $85,747       $513,468        $347,626
Cost of sales..............................................       17,888        21,832        159,589          79,466
                                                             ------------  ------------  -------------   -------------
Gross profit...............................................       82,604        63,915        353,879         268,160
                                                             ------------  ------------  -------------   -------------
Operating expenses:
     Selling, general and administrative...................       45,752        38,717        142,839         108,882
     Depreciation and amortization.........................          877         1,530          3,783           4,338
                                                             ------------  ------------  -------------   -------------
     Total operating expenses..............................       46,629        40,247        146,622         113,220
                                                             ------------  ------------  -------------   -------------
Equity in net income of joint venture......................                      2,383          8,117          10,869
Other Income, net..........................................        5,380           535          9,039           1,413
                                                             ------------  ------------  -------------   -------------
Operating income...........................................       41,355        26,586        224,413         167,222
Interest expense...........................................                      4,772         20,487          18,718
Interest income and other expenses, net....................          802           459          2,946           1,868
                                                             ------------  ------------  -------------   -------------
Income before income taxes.................................       42,157        22,273        206,872         150,372
Income tax expense (benefit)...............................        5,364         8,777         64,631         (1,276)
Minority interest in consolidated joint venture............        6,669                       17,364             ---
                                                             ------------  ------------  -------------   -------------
Net income.................................................       30,124        13,496        124,877         151,648
Less: preferred dividend requirement.......................                                       ---           1,163
                                                             ------------  ------------  -------------   -------------
Net income attributable to common stock....................       30,124        13,496        $124,877       $150,485
                                                             ============  ============  ==============  =============

Basic earnings per share attributable to common stock......        $0.29         $0.12           $1.17          $1.50
                                                             ============  ============  ==============  =============
Weighted average number of basic shares outstanding........      104,642       108,062         107,173        100,355
                                                             ============  ============  ==============  =============

Diluted earnings per share attributable to common stock....        $0.27         $0.12           $1.10          $1.34
                                                             ============  ============  ==============  =============

Weighted average number of diluted shares outstanding......      111,794       115,152         113,957        113,439
                                                             ============  ============  ==============  =============

Marvel Enterprises Q4 2004 Results, 3/7/05                           page 8 of 9


                            MARVEL ENTERPRISES, INC.
                                DECEMBER 31, 2004
                           CONSOLIDATED BALANCE SHEETS

                                                              December 31, 2004   December 31, 2003
                                                             -------------------- ------------------
                                                                (in thousands, except share data)
ASSETS
Current assets:
  Cash and cash equivalents..................................       $  204,790         $   32,562
  Certificates of deposit and commercial paper...............               --            214,457
  Accounts receivable, net...................................           73,576             51,820
  Inventories, net ..........................................            6,587             12,975
    Distribution receivable from joint venture, net..........               --              2,056
    Deferred income taxes, net...............................            7,981             18,197
    Deferred financing costs.................................               --                667
    Prepaid expenses and other current assets................            2,734              2,273
                                                             -------------------- ------------------
       Total current assets                                            295,668            335,007

Molds, tools and equipment, net..............................            5,553              5,811
Product and package design costs, net .......................            1,249              1,433
Goodwill, net .................................................        341,708            341,708
Accounts receivable, non-current portion.....................           37,718             26,437
Deferred  income taxes, net .................................           32,583             28,246
Deferred financing costs.....................................               --              2,779
Other assets.................................................              335                436
                                                             -------------------- ------------------

       Total assets..........................................       $  714,814          $ 741,857
                                                             ==================== ==================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...........................................          $ 6,006           $ 18,455
  Accrued royalties..........................................           57,879             32,936
  Accrued expenses and other current liabilities.............           43,962             31,442
  Minority interest to be distributed........................            8,428                 --
  Unsecured creditors payable ...............................               --              2,963
  Income taxes payable.......................................           10,129              4,705
    Deferred revenue ........................................           27,033             30,308
                                                             -------------------- ------------------
       Total current liabilities.............................          153,437            120,809
Senior notes ................................................               --            150,962
Accrued rent.................................................              165                636
Deferred reserve, non-current portion........................           14,712                 --
                                                             -------------------- ------------------
       Total liabilities.....................................          168,314            272,407
                                                             -------------------- ------------------

Stockholders' equity:
Preferred stock, $.01 par value, 25,000,000 shares
authorized, none issued......................................               --                  -
Common stock, $.01 par value, 250,000,000 shares authorized,
120,442,988 issued and 105,101,788 outstanding in 2004 and
119,706,206 issued and 108,615,206 outstanding in 2003.......            1,203              1,198
Deferred stock compensation..................................          (5,164)            (4,857)
Additional paid-in capital...................................          577,171            566,908
Retained earnings (deficit)..................................           66,943           (57,934)
Accumulated other comprehensive loss.........................          (2,652)            (2,910)
                                                             -------------------- ------------------
       Total stockholders' equity before treasury stock......          637,501            502,405
Treasury stock, 15,341,200 shares in 2004 and 11,091,000              (91,001)           (32,955)
shares in 2003...............................................
                                                             -------------------- ------------------
       Total stockholders' equity ...........................          546,500            469,450
                                                             -------------------- ------------------

       Total liabilities and stockholders' equity ...........         $714,814           $741,857
                                                             ==================== ==================

Marvel Enterprises Q4 2004 Results, 3/7/05                           page 9 of 9



During the fourth quarter of 2004, Marvel commenced classifying revenue from its master toy licensee, Toy Biz Worldwide Ltd. ("TBW"), and related expenses, within its Toy segment. Revenues from TBW reflect a broader set of efforts on the part of the Company than do revenues from the Company's other licensees. All TBW toys produced under license from the Company are created, designed, marketed and sold for TBW by the Company's toy segment, under an agency agreement between TBW and the Company. Because the services provided to TBW by the Company's Toy segment involve efforts that are similar in nature to the efforts associated with the Company's own toys, the Company believes this change will better aggregate the results derived from Marvel-branded toys developed by Marvel and more clearly reflect operating results used by management to measure the performance of the Toy operations. As a result of this change, prior-period segment information has been reclassified as follows:

                            MARVEL ENTERPRISES, INC.
                     RECONCILIATION OF RECLASSIFIED REVENUES
                      (In thousands, except per share data)
                                   (unaudited)

                                   Reclassified Year End Financial Data
------------------- -------------- ------------- ------------ -- ------------- ------------ -------------
                        2004           2004         2004             2003         2003          2003
                       Amount       Adjustment   As Adjusted        Amount     Adjustment   As Adjusted
------------------- -------------- ------------- ------------ -- ------------- ------------ -------------
Net Sales
------------------- -------------- ------------- ------------ -- ------------- ------------ -------------
  Licensing               229,921      (15,187)      214,734          189,204     (64,755)       124,449
------------------- -------------- ------------- ------------ -- ------------- ------------ -------------
  Toys                    197,604        15,187      212,791           85,167       64,755       149,922
------------------- -------------- ------------- ------------ -- ------------- ------------ -------------
Operating Income        2004           2004         2004             2003         2003          2003
                       Amount       Adjustment   As Adjusted        Amount     Adjustment   As Adjusted
------------------- -------------- ------------- ------------ -- ------------- ------------ -------------
  Licensing               165,215      (12,489)      152,726          139,409     (56,182)        83,227
------------------- -------------- ------------- ------------ -- ------------- ------------ -------------
  Toys                     45,655        12,489       58,144           21,723       56,182        77,905
------------------- -------------- ------------- ------------ -- ------------- ------------ -------------
                      Reclassified Quarterly Financial Data
------------------- -------------- ------------- ------------ -- ------------- ------------ -------------
                        Q4 04         Q4 04         Q4 04           Q4 03         Q4 03        Q4 03
                       Amount       Adjustment   As Adjusted        Amount     Adjustment   As Adjusted
------------------- -------------- ------------- ------------ -- ------------- ------------ -------------
Net Sales
------------------- -------------- ------------- ------------ -- ------------- ------------ -------------
  Licensing                61,066       (4,410)       56,656           40,914     (10,933)        29,981
------------------- -------------- ------------- ------------ -- ------------- ------------ -------------
  Toys                     17,357         4,410       21,767           25,878       10,933        36,811
------------------- -------------- ------------- ------------ -- ------------- ------------ -------------
Operating Income        Q4 04         Q4 04         Q4 04           Q4 03         Q4 03        Q4 03
                       Amount       Adjustment   As Adjusted        Amount     Adjustment   As Adjusted
------------------- -------------- ------------- ------------ -- ------------- ------------ -------------
  Licensing                37,967       (3,716)       34,251           19,262      (9,058)        10,204
------------------- -------------- ------------- ------------ -- ------------- ------------ -------------
  Toys                      (856)         3,716        2,860            5,260        9,058        14,318
------------------- -------------- ------------- ------------ -- ------------- ------------ -------------



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